UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 2, 2009

GREEN PLAINS RENEWABLE ENERGY, INC.
(Exact name of registrant as specified in its charter)

IOWA	001-32924	84-1652107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Employer No.)

9420 Underwood Ave., Suite 100, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip Code)

(402) 884-8700
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 2, 2009, Green Plains Ord LLC (“Ord”) and Green Plains Central City LLC (“Central City”), each indirect, wholly-owned subsidiaries of Green Plains Renewable Energy, Inc. (the “Company”), each entered into a Credit Agreement (the “Credit Agreement”) with AgStar Financial Services, PCA (“AgStar”), as administrative agent and the banks named in the Credit Agreements, to fund the transactions described in Item 2.01 below and ongoing operations. Green Plains Holdings LLC (“Holdings”), a wholly-owned subsidiary of the Company and the parent of Ord and Central City, is also a party to each of the Credit Agreements. The Credit Agreements provide for $25.0 million and $55.0 million amortizing term loans, $13.0 million and $30.5 million revolving term loans, and $5.0 million and $11.0 million two-year revolving line of credit loans to Ord and Central City, respectively. The term loans will mature in seven years on July 2, 2016. Except as described herein, the provisions of the Credit Agreements are identical in all material respects.

The amortizing term loans have an interest rate of 3.0% plus the greater of the 30-day LIBOR rate or 2.0%. The revolving term loans have an interest rate of 1.5% plus the greater of the 30-day LIBOR rate or 2.0% until December 31, 2010, when it will have the same rate as the amortizing term loans. The revolving line of credit loans have an interest rate of 4.0% plus the greater of the 30-day LIBOR rate or 2.0%. The amortizing term loans and the revolving term loans also provide a fixed rate option of 5.5% for two years.

The Credit Agreements require monthly interest payments on each of the loans, beginning 180 days after December 1, 2009. The amortizing term loans require amortizing monthly principal and interest payments on a 10-year schedule beginning on June 1, 2011. The revolving term loans are payable in full on July 2, 2016. The revolving line of credit loans are payable in full on July 2, 2011.

The Credit Agreements contain certain customary affirmative covenants, including without limitation, with respect to (1) compliance with laws; (2) rights of inspection; (3) financial reporting requirements and reporting of certain events; (4) minimum working capital of at least $10 million at the end of each fiscal quarter; (5) certain fixed charge coverage ratio requirements; (6) liens; (7) insurance; (8) maintenance of existence; and (9) environmental matters.

The Credit Agreements also contain standard negative covenants, including without limitation, prohibiting, (1) certain liens; (2) making specified distributions; (3) capital expenditures above specified amounts; (4) creation of additional indebtedness above specified amounts; (5) merger, consolidation or transfer of assets; and (6) certain other matters.

The Credit Agreements also contain customary events of default, including without limitation, (1) failure to make required payments; (2) material incorrect representations and warranties; (3) breach of covenants; (4) events of bankruptcy, (5) failure to pay any indebtedness in an amount in excess of $500,000 for Central City and $250,000 for Ord; (6) judgments rendered in excess of $500,000 for Central City and $250,000 for Ord; (7) termination of certain marketing agreements without replacement;  (8) dissolution; and (9) failure of any of the loan documents to remain in full force.

Payment of outstanding amounts may be accelerated, at the option of AgStar, upon the occurrence of an event of default. Upon events of bankruptcy, the obligations under the Credit Agreements become immediately due and payable.

The loans are secured by all of the real and personal property of the Central City and Ord ethanol plants, with cross-collateralization and cross-default between the plants.

The foregoing description of the Credit Agreements do not purport to be complete and are qualified in their entirety by the full text of each agreement, which will be filed as exhibits to the Company's Form 10-Q for the quarter ended June 30, 2009.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On July 2, 2009, Holdings, pursuant to two Membership Interest Purchase Agreements (“the Purchase Agreements”) with AgStar as Seller agent, and certain other entities (collectively, the “Sellers”), as set forth in the Purchase Agreements,  acquired all of the membership interests in RBF Acquisition VI, LLC (“RBF VI”) and RBF Acquisition II, LLC (“RBF II”), two limited liability companies that own ethanol plants in Ord, Nebraska and Central City, Nebraska, respectively, from a lender group led by Agstar. RBF VI and RBF II were renamed at closing to Green Plains Ord LLC and Green Plains Central City LLC, respectively.

Pursuant to the terms of the relevant Purchase Agreements, Holdings acquired the membership interests of RBF VI for a purchase price of $38.0 million, and the membership interests of RBF II for a purchase price of $85.5 million, for an aggregate purchase price of $123.5 million. As described in Item 1.01 above, AgStar has provided financing for the purchase of the membership interests and ongoing operations at the ethanol plants.

See the Company’s Current Report on Form 8-K dated May 20, 2009 for further discussion of the Purchase Agreements. The Purchase Agreements will be filed as exhibits to the Company’s Form 10-Q for the quarter ended June 30, 2009.

Following are additional disclosures pertaining to the assets acquired and the anticipated effect of the acquisitions on the Company’s business.

The Central City and Ord facilities have annual expected operating capacities of 100 million and 50 million gallons, respectively. The Central City plant initially commenced operations in May 2004 at an expected operating capacity of 50 million gallons, with an expansion to 100 million gallons completed in November 2006. The Ord plant commenced operations in May 2007. These facilities have not produced ethanol since shortly after the VeraSun Energy bankruptcy filing in October 2008. AgStar acquired the facilities through VeraSun's bankruptcy auction. The Company estimates that capital expenditures of up to $2.3 million, along with certain general and administrative expenses, will be necessary to update production technologies and get these plants operational, of which the initial $2.0 million is expected to be paid by the Sellers.

The acquisitions did not result in the transfer of any significant propriety technology rights or trade names. In order to operate ethanol production facilities, certain environmental, occupational health and safety permits are required, most namely the alcohol fuel producer’s permit. Appropriate state and federal agencies related to environmental, health, safety and security have been notified of the acquisitions and are aware that permit modifications and application packages are forthcoming. All permits will be in place prior to start-up of either facility.

The Central City and Ord facilities use corn as the feedstock in the dry mill ethanol production process. No legacy corn purchase contracts have been assumed in connection with the acquisitions.

Ethanol produced at the Central City and Ord facilities will be sold to Green Plains Trade Group LLC, a wholly-owned subsidiary of the Company, who will then be responsible for all external sales, marketing and distribution of the ethanol. These plants lie adjacent to the rail lines of the Union Pacific railroad, upon which the vast majority of ethanol produced at the two facilities will be delivered.

The employees necessary to operate the plants were not included in this purchase; specifically, neither RBF II nor RBF VI has any employees. RBF II and RBF VI did however contract with an unrelated entity to maintain the facilities until subsequent sales could be arranged. This entity concurrently contracted with a third-party agency that hired the former plant employees to perform these maintenance functions. The Purchase Agreements did not require the Company to hire the former plant employees. However, of the 87 positions required to operate these two plants, after closing the transactions, 77 were filled by former plant employees, while two former employees were not hired by the Company. The ten remaining open positions, of which two are management-level positions, are being filled by personnel that had no previous affiliation with either plant. One of the management employees is being relocated from another Company ethanol production facility. Accordingly, most of the workforce necessary to operate the plants, which are expected to be operational by the end of July, has already been hired by the Company.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.  Other Events.

On July 6, 2009, the Company issued a press release announcing the completion of the transactions described above. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.  The acquisitions of the membership interests in RBF II and RBF VI are purchases of assets rather than acquisitions of businesses for purposes of Rule 11-01(d) of Regulation S-X, and therefore historical financial statements are not required to be filed for the described acquisitions. See Item 2.01 – Completion of Acquisition or Disposition of Assets above for disclosures pertaining to the assets acquired and the anticipated effect of the acquisitions on the Company’s business.

 (d)

Exhibits.

Number	Description

99.1	Press Release dated July 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2009	Green Plains Renewable Energy, Inc. By: /s/ Todd A. Becker Todd A. Becker President and Chief Executive Officer

Exhibit Index

Number	Description

99.1	Press Release dated July 6, 2009.